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                                                                      EXHIBIT 11
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post Effective Amendment No.4 of the Registration Statement of the Magna Funds on Form N-1A (File No. 33-78408) of our report dated October 21, 1997 on our audit of the financial statements and the financial highlights of the Magna Growth & Income Fund and the Magna Intermediate Government Bond Fund, which report is included in the Annual Report to Shareholders for the year ended August 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information relating to the Magna Funds in this Post-Effective Amendment No.4 to the Registration Statement on Form N-1A (File No. 33-78408).


                                                /s/ COOPERS & LYBRAND L.L.P.

                                                COOPERS & LYBRAND L.L.P.




Columbus, Ohio
December 18, 1997